<SEQUENCE>7
<FILENAME>y032007abhldinglp99w07.txt

                                                             Page 32 of 44 Pages

                                                                       Exhibit 7

                        EXECUTIVE OFFICERS AND DIRECTORS
                                       OF
                               AXA FINANCIAL, INC.

         The names of the Directors and the names and titles of the Executive Officers of AXA Financial, Inc. ("AXF"), which is the sole member of AXA Financial Services, LLC, and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of AXF at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXF and each individual is a United States citizen.

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------

*  Bruce W. Calvert             Executive Advisor to the Chief Executive
   78 Pine Street	  Officer, AllianceBernstein Corporation
   New Canaan, CT 06840

*  Henri de Castries (1)        Chairman of the Board; Chairman of the
   AXA                          Management Board and Chief Executive Officer,
   25, avenue Matignon          AXA; Chairman of the Board of AXA Financial,
   75008 Paris, France          Inc.


*  Christopher M. Condron       President and Chief Executive Officer; Member
                                of Management Board and Member of the Executive
		  Committee, AXA; Chairman, President and CEO, AXA
		  Equitable

*  Denis Duverne (1)            Member of the Management Board and Chief
   AXA                          Financial Officer, AXA
   25, avenue Matignon
   75008 Paris, France

   Richard S. Dziadzio 	  Executive Vice President and Chief Financial Officer

*  Charlynn Goins	  Chairperson of the Board,
   125 Worth St., Suite 519	  New York City Health and Hospitals Corporation
   New York, NY 10013	  (public hospital system)

*  Anthony J. Hamilton(2)       Chairman, AXA UK plc (life and plc insurance);
   5 Old Broad St.	  Member of the Supervisory Board, Audit Committee
   London, England EC2N 1AD     and Compensation Committee, AXA

                                                             Page 33 of 44 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------

*  Nina Henderson               Henderson Advisory Consulting (consulting firm)
   425 East 86th St. Apt. 12C
   New York, NY  10028

*  James F. Higgins             Senior Advisor, Morgan Stanley (financial
   Morgan Stanley               services)
   Harborside Financial Center
   Plaza Two, Second Floor
   Jersey City, NJ 07311

*  Scott D. Miller              Chief Executive Officer, Six Sigma Academy;
   315 East Hopkins Ave         Former Vice Chairman, Hyatt Hotels Corporation
   Aspen, CO 81611              (hospitality)

*  Joseph H. Moglia             Chief Executive Officer, Ameritrade Holding
   Ameritrade Holding           Corporation (online brokerage)
   Corporation
   4211 South 102nd Street
   Omaha, Nebraska  68127

   Richard V. Silver            Executive Vice President and General Counsel;
                                Executive Vice President and General Counsel,
                                AXA Equitable

*  Lorie A. Slutsky	  President, The New York Community Trust
   909 Third Avenue	  (community foundation)
   New York, NY 10022

*  Ezra Suleiman	  Professor of Politics, IBM
   Corwin Hall		  Professor of International Studies and
   Princeton, NJ 08544	  Director, Program in European Studies,
		  Princeton University (education)

*  Peter J. Tobin               Former Special Assistant to the President,
   1 Briarwood Lane             St. John's University (education)
   Denville, NJ 07834



---------
*  Director
   (1)  Citizen of the Republic of France
   (2)  Citizen of the United Kingdom


                                       33